EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 81 to the Registration Statement of Eaton Vance Investment Trust (1933 Act File No. 033-01121) of my opinion dated November 18, 2020, which was filed as Exhibit (i) to Post-Effective Amendment No. 81.

/s/ Sarah H. McLaughlin
Sarah H. McLaughlin, Esq.

November 20, 2020

Boston, Massachusetts